1
EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby

consent to the incorporation by reference in the Registration Statements on Forms

S-3 (Registration Nos. 333-155607, 333-
233530, 333-233956 and 333-238508) and on Forms

S-8 (Registration Nos. 033-54158, 333-58676, 333-115713,

333-159513, 333-
174145, 333-208188, 333-188594 and 333-211238)

of Quaker Chemical Corporation of our report dated March

1, 2021 relating to the
financial statements and the effectiveness of

internal control over financial reporting, which appears in this Form

10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 1, 2021